UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2009

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
 (Address of Principal Executive Offices) (Zip Code)

212-484-8000
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

At 8:00 p.m. on March 12, 2009 (the “Distribution Record Date”), Time Warner Inc. (“Time Warner” or the “Company”), disposed of all 300,333,333 shares of Time Warner Cable Inc. (“TWC”) common stock, par value $.01 per share (“TWC Common Stock”), then held by it.  The disposition was made pursuant to a separation agreement entered into on May 20, 2008, (previously filed on May 27, 2008) among Time Warner, TWC and certain of their subsidiaries (the “Separation Agreement”) for the purpose of achieving the legal and structural separation of TWC from Time Warner (the “Separation”).

Pursuant to the Separation Agreement, Time Warner announced on February 19, 2009 that it elected to complete the Separation as a pro rata dividend of all shares of TWC Common Stock held by Time Warner in a spin-off (the “Distribution”) to Time Warner stockholders.  As previously reported, Time Warner issued a press release on February 26, 2009 announcing that its Board of Directors approved the Distribution to its stockholders of record on the Distribution Record Date (the “Eligible Holders”).

On March 12, 2009 and prior to the Distribution Record Date, TWC, in accordance with the terms of the Separation Agreement, paid a special cash dividend of $10.27 per share to all holders of TWC Class A Common Stock and TWC Class B Common Stock as of the close of business on March 11, 2009 (aggregating $10.855 billion) (the “Special Dividend”) that resulted in the receipt by Time Warner of approximately $9.25 billion. On March 12, 2009, after the receipt by Time Warner of its pro rata share of the Special Dividend and prior to the Distribution Record Date, TWC filed its second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, pursuant to which, among other things, each outstanding share of TWC Class A Common Stock and TWC Class B Common Stock was automatically converted into one share of TWC Common Stock.  In addition, on March 12, 2009, after filing its second amended and restated certificate of incorporation and prior to the Distribution Record Date, TWC filed an amendment to its second amended and restated certificate of incorporation to effect a 1-for-3 reverse stock split of the outstanding and treasury shares of TWC Common Stock.

Pursuant to the terms of the Separation Agreement, concurrently with the receipt of its pro rata share of the Special Dividend on March 12, 2009, Time Warner deposited the shares of TWC Class A Common Stock and TWC Class B Common Stock that it then held with Computershare Inc. to be held (i) for the benefit of Time Warner until the Distribution Record Date and (ii) thereafter, for the benefit of the Eligible Holders until March 27, 2009, at which time the shares of TWC Common Stock will be distributed to the Eligible Holders.  As described above, while on deposit with Computershare Inc., the TWC Class A Common Stock and TWC Class B Common Stock were automatically converted into TWC Common Stock, and, as a result of the reverse stock split, Time Warner’s ownership of 901 million shares of TWC Common Stock was proportionally reduced to 300,333,333 shares of TWC Common Stock.  Fractional shares of TWC Common Stock will not be distributed to the Eligible Holders.  Instead, the fractional shares of TWC Common Stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Eligible Holders who would otherwise be entitled to fractional shares of TWC Common Stock. Time Warner has received a private letter ruling from the U.S. Internal Revenue Service and an opinion of counsel stating that the Distribution generally qualifies as a tax-free distribution under U.S. Federal income tax law, except with respect to cash received in lieu of fractional shares of TWC Common Stock.

After the Distribution Record Date, Time Warner does not beneficially own any shares of TWC Common Stock and, following such date, will not consolidate TWC’s financial results for the purpose of its own financial reporting. The unaudited pro forma consolidated financial information of Time Warner (reflecting the Separation, among other things) and related notes thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

In order to fund the Special Dividend described in Item 2.01, on March 12, 2009, TWC borrowed (i) the full committed amount of $1.932 billion under the TWC Bridge Facility (as defined below), all of which was used to pay a portion of the Special Dividend, and (ii) $3.7 billion under the TWC Revolving Facility (as defined below), of which approximately $3.3 billion was used to pay a portion of the Special Dividend and approximately $0.4 billion of which TWC intends to use for general corporate purposes.  TWC funded the remainder of the Special Dividend by using approximately $5.6 billion of cash on hand.

As previously reported, on June 30, 2008 in connection with its entry into the Separation Agreement, TWC entered into an unsecured credit agreement (the “Bridge Credit Agreement”) for a $9.0 billion term loan facility with an initial maturity date that is 364 days after the borrowing date (the “TWC Bridge Facility”).  As a result of TWC’s issuance of a total of $7.0 billion in aggregate principal amount of senior unsecured notes and debentures in two underwritten public offerings completed on June 19, 2008 and November 18, 2008, the original commitments of the TWC lenders under the TWC Bridge Facility were reduced to $2.070 billion, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2008.  The commitments of the lenders under the TWC Bridge Facility were further reduced to $1.932 billion by an amendment to the Bridge Credit Agreement entered into on March 2, 2009 among TWC, Deutsche Bank AG New York Branch, as Administrative Agent, Lehman Brothers Commercial Bank (“LBCB”) and various lenders that terminated the commitment of LBCB in exchange for a partial refund of fees previously paid by TWC to LBCB.

In addition, as previously reported, on February 15, 2006, TWC entered into a senior unsecured credit agreement (the “Revolving Facility Credit Agreement”) for a $6.0 billion revolving credit facility with a maturity date of February 15, 2011 (the “TWC Revolving Facility”).  The commitments of the lenders under the TWC Revolving Facility were reduced to $5.875 billion by an amendment to the Revolving Facility Credit Agreement entered into on March 3, 2009 among TWC, Bank of America, N.A., as Administrative Agent, Lehman Brothers Bank, FSB (“LBB”) and various lenders that terminated the commitment of LBB in exchange for a waiver of certain fees payable by TWC to LBB.

For a brief description of the material terms and conditions of the Bridge Credit Agreement and the Revolving Facility Credit Agreement reference is made to Note 7 to the consolidated financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is hereby incorporated by reference into this Item 2.03.  Such description is further amended by the disclosure set forth in this Item 2.03.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Time Warner, including the benefits of the Separation and other related transactions involving Time Warner and TWC and their subsidiaries, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of Time Warner’s management, and are subject to uncertainty and changes in circumstances. Time Warner cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of Time Warner and TWC. More detailed information about certain of these and other factors may be found in filings by Time Warner with the SEC, including its most recent Annual Report on Form 10-K in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors”.  Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the transactions may not be fully realized or may take longer to realize than expected. Time Warner is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet dated as of December 31, 2008, and unaudited pro forma consolidated statements of operations of Time Warner for the years ended December 31, 2008, 2007 and 2006 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit	Description

99.1
Unaudited pro forma consolidated balance sheet dated as of December 31, 2008, and unaudited pro forma consolidated statements of operations of Time Warner for the years ended December 31, 2008, 2007 and 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Pascal Desroches
	Name:	Pascal Desroches
	Title:	Senior Vice President and
Controller

Date:  March 13, 2009

EXHIBIT INDEX

Exhibit	Description

99.1
Unaudited pro forma consolidated balance sheet dated as of December 31, 2008, and unaudited pro forma consolidated statements of operations of Time Warner for the years ended December 31, 2008, 2007 and 2006.